Exhibit 16.1

 Certified Public Accountants

(a professional corporation)

50 West Broadway, Suite 600

Salt Lake City, UT 84101 (801) 532-7800

Fax (801) 328-4461

January 10, 2019

Securities and Exchange Commission

100 F Street, N.W.

Washington, DC 20549-7561

Re: Remaro Group Corp.

Commission File No. 333-215000

Ladies and Gentlemen:

We have received a copy of, and are in agreement with, the statements being made by Remaro Group Corp. in Item 4.01 of its Form 8-K dated January 10, 2019, captioned “Changes in Registrant’s Certifying Accountant.”

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K. Sincerely,

/s/ Haynie & Company

Haynie & Company